Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2021, relating to the financial statements of WeWork Inc. included in the Proxy Statement of BowX Acquisition Corp. that is made a part of Amendment No. 3 to the Registration Statement (Form S- 4) and Prospectus of BowX Acquisition Corp. for the registration of 646,521,155 shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

August 13, 2021